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                                                                   Exhibit 10.10

                                    AGREEMENT
                                    ---------

         THIS AGREEMENT ("Agreement"), dated as of ___________________, 1999, is entered into between Horizon Bank, N.A. ("Bank"), a national banking association organized under the laws of the United States of America, and _____________ (hereinafter referred to as "Employee"), an Indiana resident.

                                   WITNESSETH:

         WHEREAS, Bank is a subsidiary of Horizon Bancorp ("Holding Company"), a corporation formed under the laws of the State of Indiana;

         WHEREAS, Employee is employed by the Bank to serve as its ____________;

         WHEREAS, because of Employee's experience and familiarity with general banking affairs, the Bank wishes to assure that, in the event of a change of control of the Holding Company, the Bank will continue to have Employee available to perform duties substantially similar to those currently being performed by Employee and to continue to contribute to the Bank's growth and success; and

         WHEREAS, Employee is willing to commit to continue in the performance of such services for the Bank upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       EMPLOYMENT.

         (A) The Bank hereby agrees that, effective upon a Change of Control of the Holding Company and provided that Employee is still serving as ______________ of the Bank at that time, the Bank will continue to employ Employee as _________________ to perform the duties described herein, and Employee hereby accepts such employment on the terms and conditions stated herein. It is understood that, prior to such Change of Control, this Agreement shall confer no rights of employment or other benefits (or obligations) whatsoever upon Employee, and that Employee shall remain subject to termination at will.

         (B) For purposes of this Agreement, "Change of Control" shall mean a Change of Control of the Holding Company of a nature which would be required to be reported in response to Item 5(f) of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, or any merger, tender offer, consolidation or sale of substantially all of the assets of Holding Company, or related series of such events, as a result of which: (i) the majority shareholders of Holding Company immediately prior to such event hold less than fifty-percent (50%) of the outstanding voting securities of Holding Company or its survivor or successor immediately after such event; or (ii) persons holding less than twenty-percent (20%) of such securities before such event own more than fifty-percent (50%) of such securities after such


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event; or (iii) persons constituting a majority of the Board of Directors of the
Holding Company (the "Holding Company Board") were not directors of the Holding Company for at least twenty-four (24) months preceding the event.

         2. TERM OF EMPLOYMENT. Subject to the provisions for termination set forth herein, the term of Employee's employment hereunder shall commence on the date a Change of Control occurs and shall extend until two (2) years after the date of such Change of Control (such term, including any extension thereof shall herein be referred to as the "Term"). Notwithstanding the foregoing, this Agreement shall automatically terminate (and the Term shall thereupon end) without notice when Employee attains sixty-five (65) years of age.

         3. DUTIES OF EMPLOYEE. During the Term, Employee shall be the Executive Vice President of the Bank and shall perform such duties and responsibilities for the Bank as may be assigned by the Bank and which are not unreasonably inconsistent with the duties currently being performed by Employee; provided, however, that such duties shall be performed in or from the principal executive offices of Bank, currently located in Michigan City, Indiana. Employee shall not be required to be absent from the location of the principal executive offices of Bank on travel status or otherwise more than thirty (30) days in any calendar year. Bank shall not, without the written consent of Employee, relocate or transfer Employee to a location more than thirty (30) miles from his principal residence. During the Term, Employee shall devote substantially all business time, attention and energy, and reasonable best efforts, to the interests and business of the Bank and to the performance of the Employee's duties and responsibilities on behalf of the Bank. Employee may use his discretion in fixing the hours and schedule of work consistent with the proper discharge of the Employee's duties. Employee, subject to the direction and control of the Bank's Board of Directors ("Bank Board") and Chief Executive Officer, shall have all power and authority commensurate with the Employee's status and necessary to perform the Employee's duties hereunder. So long as Employee is employed by Bank pursuant to this Agreement, Employee shall be entitled to office space and working conditions consistent with the position as __________________. The Bank shall provide Employee with such assistance and working accommodations as are suitable to the character of the position with the Bank and as are adequate for the performance of the Employee's duties.

         4. COMPENSATION. Employee's basic annual salary as _____________________ ("Base Salary") shall be the Employee's basic annual salary at the time of the Change of Control. Such Base Salary shall be payable in accordance with the Bank's standard payroll practices. The rate of Employee's Base Salary shall be reviewed by the Bank Board not less often than annually and may be increased, but not decreased, from time to time in such amounts as the Board in its discretion may determine. Any and all increases in Employee's salary pursuant to this Section shall cause the level of Base Salary to be increased by the amount of each such increase for purposes of this Agreement. The increased level of Base Salary as provided in this Section shall become the level of Base Salary for the remainder of the Term until there is a further increase in Base Salary as provided herein. Such salary payments shall be subject to the withholding of applicable income and employment taxes and other appropriate and customary amounts.




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         5. VACATION. During the Term, Employee shall be entitled to the number of weeks per calendar year of paid vacation in effect for the Employee upon the Change in Control as increased in accordance with the Bank's vacation policy then in effect or as changed from time to time, but provided that such vacation may not be decreased below that amount in effect on the date of the Change in Control. Such vacation shall be utilized at such times when the Employee's absence will not materially impair Bank's normal business functions. Employee shall not be entitled to any additional compensation for any unused and lapsed vacation time. In addition to the vacation described above, Employee also shall be entitled to all paid holidays customarily given by Bank to its officers.

         6. OTHER BENEFITS. The following shall apply with respect to Employee's coverage by and participation under employee benefit plans and programs sponsored or otherwise made available by the Bank.

         (A) During the Term, Employee shall be entitled to participate in or receive benefits under (i) any life, health, hospitalization, medical, dental, disability or other insurance policy or plan, (ii) pension, retirement or employee stock ownership plan, (iii) bonus or profit-sharing plan or program,
(iv) deferred compensation plan or arrangement, and (v) any other employee benefit plan, program or arrangement, made available by Bank on the date of this Agreement and from time to time in the future to Bank's directors, officers and employees on a basis consistent with the terms, conditions and overall administration of the foregoing plans, programs or arrangements and with respect to which Employee is otherwise eligible to participate or receive benefits.

         (B) During the Term, Employee shall be entitled to receive such other benefits or participate in such other activities as the Employee participated in or was entitled to receive on the date of the Change in Control, including but not limited to bonus or incentive plans, use of company cars, or payment of membership fees to clubs and organizations, but this provision does not grant the Employee any greater benefits than the Employee had in effect on the date of the Change in Control.

         7. EXPENSES. The Bank shall pay or reimburse Employee for all reasonable expenses actually incurred or paid by the Employee in the performance of services rendered by the Employee pursuant to this Agreement. Such expenses shall be supported by the documentary evidence required to substantiate them as income tax deductions for the Bank. Employee shall attend, at the Employee's discretion, those professional meetings, conventions and/or similar functions that Employee and Bank mutually deem appropriate and useful for the purposes of keeping abreast of current developments in the industry and/or promoting the interests of Bank.

         8. TERMINATION. Subject to the respective continuing obligations of the parties, including but not limited to those set forth in Section 10 below, Employee's employment by Bank may be terminated prior to the expiration of the Term as follows:





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         (A) Bank Board or Chief Executive Officer, upon written notice to
Employee, may terminate Employee's employment with Bank immediately for cause. For purposes of this subsection 8(A), "cause" shall be defined as (i) personal dishonesty, (ii) incompetence, (iii) willful misconduct, (iv) willful violation of any law, rule, or regulation (other than traffic violations or smaller offenses) or final cease-and-desist order, or (v) any material breach of any term, condition or covenant of this Agreement.

         (B) Bank Board or Chief Executive Officer may terminate Employee's employment with Bank without cause at any time; provided, however, that the "date of termination" for purpose of determining benefits payable to Employee under Section 6 hereof shall be the date which is thirty (30) days after Employee receives written notice of such termination.

         (C) Employee, by written notice to Bank, may terminate his employment with Bank immediately for cause. For purposes of this subsection 8(C), "cause" shall be defined as: (i) any action by Bank Board or the Chief Executive Officer to remove the Employee as Executive Vice President of Bank, except where Bank Board or the Chief Executive Officer properly acts to remove Employee from such office for "cause" as defined in subsection 8(A) hereof; (ii) any action by Bank Board or the Chief Executive Officer to materially eliminate, limit, increase, or modify Employee's duties and/or authority as ________________ of Bank (including authority, subject to corporate controls no more restrictive than those in effect on the date hereof, to hire and discharge employees who are not bona fide officers of Employer); (iii) any failure of Bank or Holding Company to obtain the assumption of the obligation to perform this Agreement by any successor as contemplated in Section 19 hereof; or (iv) any intentional breach by Bank of a term, condition or covenant of this Agreement.

         (D) Employee, upon sixty (60) days written notice to Bank, may terminate his employment with Bank without cause.

         (E) Employee's employment with Bank shall terminate in the event of Employee's death or disability. For purposes hereof, "disability" shall be defined as Employee's inability by reason of illness or other physical or mental incapacity to perform the duties required by the Employee's employment for any consecutive one hundred eighty (180) day period. Notice of any termination by Bank because of Employee's "disability" shall be given to Employee prior to the full resumption by him of the performance of such duties.

         9. COMPENSATION UPON TERMINATION. In the event of termination of Employee's employment with Bank pursuant to Section 8 hereof, compensation shall continue to be paid by Bank to Employee as follows:

         (A) In the event of termination pursuant to subsection 8(A), 8(B), 8(C) or 8(D), compensation provided for herein (including Base Salary) shall continue to be paid, and Employee shall continue to participate in the employment benefit, retirement, and compensation plans and other perquisites as provided in
Section 6 hereof, through the date of termination specified in the notice of termination. Any benefits payable under insurance, health, retirement and bonus plans as a result of Employer's participation in such plans through such date shall be paid when due under those plans. The date of termination specified in any notice of termination


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pursuant to subsection 8(A) shall be no later than the last business day of the month in which said notice is provided to Employee.

         (B) In the event of termination pursuant to subsection 8(E), compensation provided for herein (including Base Salary) shall continue to be paid, and Employee shall continue to participate in the employment benefit, retirement, and compensation plans and other perquisites as provided in Section 6 hereof, (i) in the event of Employee's death, through the date of death, or
(ii) in the event of Employee's disability, through the date of proper notice of disability as required by subsection 8 (E). Any benefits payable under insurance, health, retirement and bonus plans as a result of Bank's participation in such plans through such date shall be paid when due under those plans.

         10. NONSOLICITATION COVENANTS OF EMPLOYEE. In order to induce Bank to enter into this Agreement, Employee hereby agrees as follows:

         (A) During the Term and for a period of two (2) years after termination of such employment for any reason Employee shall not divulge or furnish any trade secrets (as defined in IND. CODE Section 24-2-3-2) of Bank or any confidential information acquired by him while employed by Bank concerning the policies, plans, procedures or customers of Bank to any person, firm or corporation, other than Bank or upon its written request, or use any such trade secret or confidential information directly or indirectly for Employee's own benefit or for the benefit of any person, firm or corporation other than Bank, since such trade secrets and confidential information are confidential and shall at all times remain the property of Bank.

         (B) During the Term and for a period of two (2) years after termination of Employee's employment by Bank for reasons other than those set forth in subsections 8(B) or 8(C) of this Agreement, Employee shall not directly or indirectly provide banking or bank-related services to or solicit the banking or bank-related business of any person, firm, company or other business entity that is doing business with the Bank, or assist any actual or potential competitor of Bank to provide banking or bank-related services to or solicit banking or bank-related business from any such person, firm, company, or business entity, in any such place.

         (C) If Employee's employment by Bank is terminated for any reasons, Employee will turn over immediately thereafter to Bank all business correspondence, letters, papers, reports, customers' lists, financial statements, credit reports or other confidential information or documents of bank or its affiliates in the possession or control of Employee, all of which writings are and will continue to be the sole and exclusive property of Bank or its affiliates.

         (D) If Employee is terminated by Bank during the Term for reasons set forth in subsection 8(B) of this Agreement, Employee shall have no obligations to Bank with respect to nonsolicitation under Section 10(B), but shall continue with respect to confidential information, trade secrets and return of property under Section 10(A) and 10(C).

         11. NOTICE OF TERMINATION. Any termination of Employee's employment with Bank as contemplated by Section 8 hereof, except in the circumstances of Employee's death, shall be communicated by written "Notice of Termination" by the terminating party to the other party


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hereto. Any Notice of Termination pursuant to subsections 8(A), 8(C), or
8(E) shall indicate the specific provisions of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

         12. EMPLOYEE DISCIPLINE.

         (A) If Employee is suspended and/or temporarily prohibited from participating in the conduct of Bank's or any affiliates' affairs by a notice from the Comptroller of the Currency or other applicable regulatory body having jurisdiction, Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Bank shall (i) pay Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (B) If Employee is removed and/or permanently prohibited from participating in the conduct of Bank's or any affiliates' affairs by an order issued from the Comptroller of the Currency or other applicable regulatory body having jurisdiction, all obligations of Bank under this Agreement shall terminate as of the effective date of the Order, although the vested rights of the parties to the Agreement shall not be affected.

         13. TAX PAYMENTS. Anything in this Agreement to the contrary notwithstanding, in the event Bank's independent public accountants determine that any payment by Bank to or for the benefit of Employee, whether paid or payable pursuant to the terms of this Agreement, would be non-deductible by Employer for federal income tax purposes because of Section 280G of the Internal Revenue Code, the amount payable to or for the benefit of Employee pursuant to the Agreement shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 13, the "Reduced Amount" shall be the amount which maximizes the amount payable without causing the payment to be non-deductible by Bank because of Section 280G of the Internal Revenue Code.

         14. SUCCESSORS AND ASSIGNS. This Agreement is binding upon and shall be for the benefit of the successors and assigns of the Bank, including any corporation or any other form of business organization with which the Bank may merge or consolidate, or to which it may transfer substantially all of its assets. This Agreement may not be assigned by the Bank without the prior written consent of Employee, which consent shall not be unreasonably withheld. The Agreement will also be binding upon, enforceable against, and inure to the benefit of the Employee and the Employee's heirs and representatives, and nothing herein is intended to confer any right, remedy or benefit upon any other person. Employee shall not assign his interest in this Agreement or any part thereof.

         15. CONSENT OF THE BANK. Any act, request, approval, consent or opinion of the Bank under this Agreement, must be in writing and may be authorized, given or expressed only by resolution of the Bank Board, or by such other person as the Bank Board may designate.

         16. NOTICES. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when delivered or


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mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         (A)      If to Employee:
                                    ---------------------------



         (B)      If to Bank:       Horizon Bank, N. A.
                                    515 Franklin Square
                                    Michigan City, Indiana 46360


         17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana applicable to contracts made and to be performed therein.

         18. ENFORCEMENT EXPENSES. If a dispute arises regarding the termination of Employee pursuant to Section 8 above or as to the interpretation or enforcement of this Agreement and Employee obtains a final judgment in the Employee's favor in a court of competent jurisdiction or the Employee's claim is settled by Bank prior to the rendering of a judgment by such a court, all reasonable legal fees and expenses incurred by Employee in contesting or disputing any such termination or seeking to obtain or enforce any right or benefit provided for in this Agreement or otherwise pursuing his claims shall be paid by Bank (except as otherwise decided in any settlement between the parties) to the extent permitted by law.

         19. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter, and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.

         20. CONSTRUCTION. Headings contained in this Agreement are for convenience of reference only and shall not be used in the interpretation of this Agreement. References herein to Sections are to the sections of this Agreement.

         21. SUCCESSOR TO BANK. The Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place. Failure of the Bank to obtain such agreement prior to the effectiveness of any such succession shall be a material intentional breach of this Agreement and shall entitle Employee to terminate employment with Bank pursuant to subsection 8(C) hereof. As used in this


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Agreement, "Bank" shall mean the Bank as herein before defined and any successor to its business and/or assets.

         22. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited or such payment reduced, but only to the extent necessary to render such provision and this Agreement enforceable.

         23. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   Bank: Horizon Bank, N. A.


                                   By:
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                                   PRINTED:
                                   Title:
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                                   Employee


                                   By:
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                                   Printed:


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                                            Address
IM-262314-1

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                              ADDENDUM TO AGREEMENT
                              ---------------------


         Horizon Bank, N.A. ("Bank") and ______________ (the "Employee") being parties to that certain Agreement dated ________, 1999 (the "Agreement") with respect the Employee's rights and responsibilities upon a "Change in Control" (as defined in the Agreement) of the Bank or its parent corporation, Horizon Bancorp ("Holding Company"), hereby agree to enter into this Addendum as follows:

         1. COMPENSATION UPON CHANGE IN CONTROL. Notwithstanding any provision in the Agreement to the contrary, at the time of a Change in Control, the Employee shall have the option to resign from his position and receive a severance payment equal to two (2) times the Employee's Base Salary in effect at the time of the resignation. In the event that the Employee does not resign, but the Employee is then terminated or forced to resign as a result of a Change in Control, whether immediately or, at any time during the term of the Agreement pursuant to Section 8(B) or 8(C) of the Agreement, the Employee shall receive a severance payment equal to two (2) times the Employee's Base Salary in effect at the time the termination occurs.

         2. AMENDMENT. In the event of any conflict between the terms of this Addendum and this Agreement, the terms of this Addendum shall control and the Agreement shall be deemed to be amended to the extent necessary to effectuate the purposes of the Addendum. In all other respects, the Agreement shall be and remain in full force and effect pursuant to the terms thereof.

         3. DEFINITIONS. All defined terms used but not otherwise defined herein shall have the meanings ascribed to herein the Agreement.

         In witness whereof, the Bank and the Employee have executed this Addendum as of this ________ day of _______________________, 2000.


                                    By
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                                    Printed
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                                    Title
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                                    EMPLOYEE

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                                    Printed:
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                                             address